UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

SOTHERLY HOTELS INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-32379	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

Sotherly Hotels Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders on April 28, 2016 (the “Annual Meeting”).  The Company is providing the following information regarding the final results of the matters voted on by stockholders at the Annual Meeting:

a)	Election of seven (7) Directors to serve for the ensuing year and until their respective successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non‑Votes
David J. Beatty	8,663,855	83,639	4,234,009
David R. Folsom	8,533,005	214,489	4,234,009
Andrew M. Sims	8,533,920	213,574	4,234,009
Kim E. Sims	8,274,685	472,809	4,234,009
Edward S. Stein	8,575,011	172,483	4,234,009
Herschel J. Walker	8,647,395	100,099	4,234,009
Gen. Anthony C. Zinni	8,564,906	182,588	4,234,009

b)

Ratification of the appointment of Dixon Hughes Goodman LLP, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:  12,756,133 shares in favor, 212,799 shares against and 12,571 shares abstaining.  There were no broker non-votes for this proposal.

c)	An advisory vote on executive compensation: 8,228,905 shares in favor, 280,527 shares against and 238,062 shares abstaining. There were 4,234,009 broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 3, 2016	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer